UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
October 12, 2023
Date of Report (date of earliest event reported)
XPEL, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38858	20-1117381
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

711 Broadway St., Suite 320	78215
San Antonio	Texas
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (210) 678-3700
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XPEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure

Yesterday, a blog post was published stating that Tesla has started offering color and clear paint protection film wraps in two of their Service Centers in California. Subsequently, XPEL, Inc (“we”, “us”, “our”) has had numerous investor inquiries regarding the contents of this blog post and the impact, if any, to XPEL. While we are not involved in this particular program, we are currently in discussions with multiple OEM’s about adding new or expanding existing programs for XPEL products on their vehicle platforms. We continue to believe that OEM involvement in paint protection film grows awareness about the product category and expands the market opportunity.

XPEL’s paint protection film-related revenue (including product and service) with respect to Tesla vehicles is approximately 5% of its total year to date revenues.

  Item 9.01 Financial Statements and Exhibits

    (d) Exhibits

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPEL, Inc.

Dated: October 12, 2023	By: /s/ Barry R. Wood
Barry R. Wood
Senior Vice President and Chief Financial Officer